UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO-LOOMIS SAYLES GROWTH FUND

(formerly, Variable Portfolio-American Century Growth Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 13, 2014

As a shareholder of the Variable Portfolio-Loomis Sayles Growth Fund (formerly, Variable Portfolio-American Century Growth Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of a new subadviser. At a meeting of the Board of Trustees (the “Board”) on January 13-15, 2014, the Board approved (i) a change to the Fund’s name from Variable Portfolio-American Century Growth Fund to Variable Portfolio-Loomis Sayles Growth Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (“Columbia Management”) and American Century Investment Management, Inc. (“American Century”); (iii) a subadvisory agreement between Columbia Management and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); and (iv) a modification to the principal investment strategy and principal risks to reflect Loomis Sayles’ investment process.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Management, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Approval by the Fund’s shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiamanagement.com/forms-literature/information-statements. The Information Statement will be available on the website until at least September 11, 2014. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by June 13, 2015. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual report and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-35 A (6/14)

VARIABLE PORTFOLIO-LOOMIS SAYLES GROWTH FUND

(formerly, Variable Portfolio-American Century Growth Fund)

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about June 13, 2014. This Information Statement is being made available to shareholders of Variable Portfolio-Loomis Sayles Growth Fund (formerly, Variable Portfolio-American Century Growth Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) that Columbia Management believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated March 1, 2011 and renewed in 2013 and, after the Board Meeting (as defined below) on April 11, 2014. Under the IMS Agreement, Columbia Management monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Management’s policies.

LOOMIS, SAYLES & COMPANY, L.P. AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on January 13-15, 2014 (the “Board Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of Columbia Management to (i) change the Fund’s name from Variable Portfolio-American Century Growth Fund to Variable Portfolio-Loomis Sayles Growth Fund; (ii) terminate the subadvisory agreement between Columbia Management and American Century Investment Management, Inc. (“American Century”); (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); and (iv) modify the Fund’s principal investment strategy and principal risks to reflect Loomis Sayles’ investment process. The Subadvisory Agreement went into effect March 21, 2014. Prior to March 21, 2014, the Fund had been subadvised by American Century since the Fund’s inception in May 2010.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to Loomis Sayles

Under the IMS Agreement, the Fund pays Columbia Management a management fee as follows:

Variable Portfolio-Loomis Sayles Growth Fund

Net Assets (billions)	Annual rate at each asset level
First $1.0	0.650%
Next $1.0	0.600%
Over $2.0	0.500%

The table above represents the fee rate paid by the Fund to Columbia Management, which will not change as a result of the changes discussed above. Columbia Management, in turn, pays Loomis Sayles a fee out of its own assets, calculated at the following rate:

•	0.27% on all assets

Columbia Management paid American Century a fee out of its own assets under the former Subadvisory Agreement with American Century at the rate of 0.29% on all assets.

	Fees paid by the Fund to Columbia Management for the period from January 1, 2014 through March 20, 2014*	Fees paid by Columbia Management to American Century for the period from January 1, 2014 to March 20, 2014	Fees that would have been paid by Columbia Management to Loomis Sayles had the Subadvisory Agreement with Loomis Sayles been in effect for the period from January 1, 2014 to March 20, 2014**	Difference between the fees paid to American Century and the fees that would have been paid to Loomis Sayles for the period from January 1, 2014 to March 20, 2014**
Variable Portfolio-Loomis Sayles Growth Fund (fiscal year ended 12/31/13)	$1,551,867.32	$698,037.92	$649,897.37	($48,140.55)

*	Columbia Management uses these fees to pay the subadviser.
**	These amounts are based upon monthly average net assets.

INFORMATION ABOUT LOOMIS SAYLES

Loomis Sayles was founded in 1926 as an investment management company in Boston. Loomis Sayles is indirectly owned by Banque Populaire and Caisse d’Epargne. Loomis Sayles’ parent company is Natixis Global Asset Management, located at 399 Boylston Street, Boston, MA 02116. Loomis, Sayles & Company, Inc., located at One Financial Center, Boston, MA 02111, is the general partner of Loomis, Sayles & Company, L.P. Loomis Sayles has 30 years of subadvisory experience. As of March 31, 2014, Loomis Sayles had approximately $209.9 billion in assets under management. Loomis Sayles principal offices are located at One Financial Center, Boston, MA 02111.

The following table provides information on the principal executive officers and directors of Loomis Sayles.

Name	Title/Responsibilities	Address
Robert James Blanding	Chief Executive Officer, Chairman, Director	One Financial Center, Boston, MA 02111-2621
Kevin Patrick Charleston	President, Chief Financial Officer, Director	One Financial Center, Boston, MA 02111-2621
Daniel Joseph Fuss	Executive Vice President, Vice Chairman, Director	One Financial Center, Boston, MA 02111-2621
John Francis Gallagher, III	Executive Vice President, Director of Institutional Services, Director	One Financial Center, Boston, MA 02111-2621
John Robert Gidman	Executive Vice President, Chief Information Officer, Director	One Financial Center, Boston, MA 02111-2621
Jaehoon Park	Executive Vice President, Chief Investment Officer, Director	One Financial Center, Boston, MA 02111-2621
Donald Patrick Ryan	Vice President, Chief Compliance Officer and Counsel	One Financial Center, Boston, MA 02111-2621
Jean Susan Loewenberg	Chief Legal Officer, Executive Vice President, Director	One Financial Center, Boston, MA 02111-2621
Pierre Paul Servant	Director, Chief Executive Officer of Natixis Asset Management	One Financial Center, Boston, MA 02111-2621
John Thomas Hailer	Director, President and Chief Executive Officer Natixis Asset Management U.S. and Asia	One Financial Center, Boston, MA 02111-2621
John Frederick Russell	Executive Vice President, Head of Human Resources, Director	One Financial Center, Boston, MA 02111-2621

Other Funds with Similar Investment Objectives Managed by Loomis Sayles

Name	Assets Managed by Loomis Sayles as of March 31, 2014	Fee Rate Paid to Loomis Sayles
Loomis Sayles Growth Fund	$761.7 million	0.50% of average daily net assets+
AST Loomis Sayles Large Cap Growth Portfolio	$2.5 billion	0.25% of average daily net assets++
Active Portfolios Multi-Manager Growth Fund*	$121.2 million	0.27% of average daily net assets++
Saratoga Large Capitalization Growth Portfolio	$30.6 million	0.30% of first $50 million of average daily net assets; 0.20% of next $50 million of average daily net assets++

*	Active Portfolios Multi-Manager Growth Fund is managed in part by Columbia Management and a subadviser. As of March 31, 2014, Active Portfolios Multi-Manager Growth Fund had a total of $1.5 billion in assets, of which $121.2 million is managed by Loomis Sayles.
+	Loomis Sayles serves as investment adviser (not as subadviser).
++	Loomis Sayles serves as subadviser.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the January 13-15, 2014 Board meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) change the Fund’s name from Variable Portfolio-American Century Growth Fund to Variable Portfolio-Loomis Sayles Growth Fund; (ii) terminate the subadvisory agreement between Columbia Management and American Century; (iii) approve the proposed Subadvisory Agreement between Columbia

Management and Loomis Sayles for the Fund; and (iv) modify the Fund’s principal investment strategy and principal risks to reflect Loomis Sayles’ investment process (collectively, the “Loomis Sayles Proposals”). Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the April 2013 meeting (the April Meeting) and, in that connection, Independent legal counsel’s discussion of their responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Loomis Sayles. The Board, its Contracts Committee and Investment Review Committee held meetings and discussions with Columbia Management and reviewed and considered various written materials and oral presentations in connection with Loomis Sayles’ proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of Loomis Sayles. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Loomis Sayles Proposals. Independent legal counsel also noted that the Board should take into account the Contracts Committee’s and Investment Review Committee’s reports with respect to the termination of American Century and replacement with Loomis Sayles.

Nature, Extent and Quality of Services to be provided by Loomis Sayles

The Board considered its analysis of the reports and presentations received by it and the Contracts Committee and Investment Review Committee, detailing the services proposed to be performed by Loomis Sayles as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that Loomis Sayles’ compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by Columbia Management’s Asset Management Compliance to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Loomis Sayles and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that Loomis Sayles’ investment approach was reviewed by the Investment Review Committee (which included a presentation to the Investment Review Committee by Loomis Sayles) and that the strategy is led by a portfolio manager with nearly 20 years of experience. The Board also recalled the information provided by Columbia Management and the Committee reports regarding Loomis Sayles’ personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by Loomis Sayles was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board also considered, in this regard, the proposed termination of American Century and Columbia Management’s explanation that the termination was due to an effort to improve the Fund’s performance and to employ a strategy that, unlike American Century’s, is less correlated to the Fund’s benchmark. In that regard, the Board recalled the Investment Review Committee and Contracts Committee reports regarding the search process undertaken by Columbia Management to identify a prospective successor subadviser meeting Columbia Management’s criteria.

Investment Performance of Loomis Sayles

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment management agreements. The Board considered Loomis Sayles’ investment performance, noting that Loomis Sayles delivered solid performance results over 1-, 3- and 5-year periods for its accounts managed using a strategy substantially similar to that proposed for the Fund, outperforming American Century’s strategy for the same periods.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Loomis Sayles was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Loomis Sayles would be paid by Columbia Management and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Loomis Sayles to other clients, observing that the proposed subadvisory fees are generally in line with (i) fees charged by Loomis Sayles to other subadvisory clients and (ii) subadvisory fees paid by Columbia Management to subadvisers of other similar funds. The Board also considered the expected minor increase in profitability of Columbia Management and its affiliates in connection with the hiring of Loomis Sayles (as compared with fees paid to American Century) and concluded that the Columbia Management profitability levels remained within the reasonable ranges of profitability levels reported at the Funds’ April 2013 meetings.

Economies of Scale

The Board also considered the economies of scale that may be realized by Columbia Management and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund and that the Fund’s fee structure was not proposed to change (as there was no proposed change in level of service to be performed by Columbia Management). The Board thus observed that the IMS Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints, all of which have not been surpassed. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share economies of scale with shareholders.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On January 15, 2014, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management (and certain of its affiliates) receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of March 31, 2014, Columbia Management, through its affiliated fund-of-funds, and its affiliate RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

S-6546-36 A (6/14)